                                                                    EXHIBIT 4.02

                            STOCKHOLDERS' AGREEMENT

     THIS AGREEMENT, made as of this 1st day of June, 1989, by and among TSI International Ltd., a Connecticut corporation with its principal office at 295 Westport Avenue, Norwalk, Connecticut ("Company"), and the persons listed on Annex A attached hereto (such persons being hereinafter referred to collectively as "Shareholders" and each individually as a "Shareholder"

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, each Shareholder is presently the owner of the outstanding securities of the Company ("Securities") listed opposite such Shareholder's name on Annex A attached hereto; and

     WHEREAS, each Shareholder would like to grant to the Company, and then to certain persons, a right of first refusal with respect to any securities of the Company which the Shareholder proposes to sell or otherwise dispose of, and make certain other agreements contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions set forth herein, the parties hereby agree as follows:

     1.  Restrictions on Sale.  During the term of this Agreement, each
         --------------------
Shareholder shall not sell, assign, dispose of, transfer, pledge, or hypothecate any Securities, whether by operation of law or otherwise, except as expressly permitted by this Agreement.

     2.  Right of First Refusal.  If a Shareholder (the "Selling Shareholder")
         ----------------------
proposes to sell, assign, dispose of or otherwise transfer any Securities (the "Offered Securities"), then the Selling Shareholder shall notify the Company, and the Company shall notify each holder of 10% or more of the Company's outstanding shares of stock on a fully diluted basis, assuming conversion of all outstanding convertible securities and the exercise of all outstanding options (each, a "Qualified Shareholder" and collectively, the "Qualified Shareholders"), in writing (the "Notice"), setting forth in reasonable detail the terms and conditions of the proposed disposition of such Securities (which must be for cash or other consideration with readily ascertainable cash value) and the identity of the intended transferee (who must be a bona fide independent third party offeree) and shall offer the Securities to the Company, and then to the Qualified Shareholders, as provided hereinafter on the same terms and conditions.

          (a) Within thirty (30) days after receipt of the Notice, the Company may elect to purchase all or part of the Offered Securities, at the price and on the terms specified in the Notice. Such right to purchase shall be exercised by written notice ("Company Exercise Notice") delivered or mailed to the Selling Shareholder and to each Qualified Shareholder as provided in
     Section 12 below, which notice shall specify the number of Offered Securities elected to be purchased and the time, place and date for closing of such purchase (which closing shall not be later than 30 days after the date of the Company Exercise Notice) or that the Company has declined to purchase all or a portion of the Offered Securities.

          (b) If any of the Offered Securities are not to be purchased by the Company pursuant to subsection (a) above (the "Unsold Securities"), the Qualified Shareholders shall have the right to purchase all or a portion of the Unsold Securities pro rata based on the number of shares of common
                           --- ----
     stock of the Company ("Common Stock") held by each Qualified Shareholder (assuming conversion of all outstanding convertible securities and the exercise of all outstanding options) to the total number of shares of Common Stock held by all Qualified Shareholders (assuming conversion of all outstanding convertible securities and the exercise of all outstanding options). Such right shall be exercised within the later of (i) ten (10) business days after the receipt of the Company Exercise Notice delivered pursuant to subsection (a) above, or (ii) if no Company Exercise Notice is given, ten (10) business days after the expiration of the thirty (30)-day period specified in subsection (a) above by written notice ("Shareholder Exercise Notice") delivered or mailed to the Selling Shareholder as provided in Section 12 below. The closing of such purchase shall take place at the offices of the Company on the fifth (5th) business day following the expiration of the ten (10) business day period specified above. A Qualified

     Shareholder may also indicate in such notice a number of Unsold Securities in excess of its pro rata share, determined as hereinabove provided, if
                      --------
     any, that it would be willing to purchase if such remain unsold after completion of the offering of Unsold Securities as hereinabove provided. Any such remaining Unsold Securities shall be sold to those Qualified Shareholders who requested to purchase them on a proportionate basis.

          (c) On the date fixed for closing pursuant to subsection (a) or (b) above, the Selling Shareholder shall deliver to the purchaser(s) the certificates representing the Offered Securities sold to such purchaser(s), free and clear of all liens and encumbrances (other than legends on share certificates in respect of applicable securities laws and contractual restrictions such as those set forth in this agreement) and properly endorsed for transfer and each purchaser shall pay the purchase price for the Offered Securities purchased by it by delivery of a check payable to the Selling Shareholder.

          (d) If all Offered Securities referred to in the Notice are not elected to be purchased pursuant to subsections (a) and (b) above, the Selling Shareholder may, luring the ninety (90)-day period following the expiration of the ten (10)-day period provided for in subsection (b) above, sell any remaining Offered Securities not so purchased to the proposed transferee on the same terms as specified in the Notice. If the Selling Shareholder shall not have sold such Offered Securities within such period or the terms of sale shall have changed, the right provided hereunder shall be deemed to be revived, and such Securities shall not be sold unless first reoffered to the Company, and then to the Qualified Shareholders, in accordance herewith.

     3.  Effectiveness of Agreement.  (a) This Agreement shall be effective upon
         --------------------------
the consummation of the sale and issuance by the Company of shares of its preferred stock pursuant to the provisions of the Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement"), dated as of June 1, 1989, by and among the Company, Warburg, Pincus Capital Company, L.P. ("Warburg") and Vanguard Atlantic Ltd. ("Vanguard") and shall remain in effect until the consummation of the Initial Public Offering (as defined in Section 6 below); provided, however, that the provisions of Section 6 hereof shall survive such Initial Public Offering for the period specified therein. If the transactions contemplated by the Preferred Stock Purchase Agreement are not consummated on or prior to June 30, 1989, then this Agreement shall be terminated and be of no force or effect.

          (b) Notwithstanding the foregoing, the provisions of Sections 1 and 2 of this Agreement:

          (i) shall terminate and be of no further force and effect as to any Shareholder at such time as such Shareholder shall no longer own any Securities;

          (ii) shall not apply to a transfer of any Securities by a Shareholder to its affiliate or, in the case of an individual Shareholder, either during his or her lifetime or following his or her death by will or intestacy, to such Shareholder's heirs, descendants or spouse, or any custodian or trustee for the account of such Shareholder or such Shareholder's heirs, descendants or spouse, or to such Shareholder by a trustee or custodian for the account of such Shareholder or such Shareholder's heirs, descendants or spouse; provided, however, that in each such case all transferees shall receive and agree to hold such Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Securities except in accordance herewith; and

          (iii) shall not apply to any transfer of Securities by XIST LTD. pursuant to exercise of an option to purchase such Securities under that certain Stock Option Agreement, dated as of June 1, 1989, by and between XIST LTD. and Warburg Pincus Capital Company, L.P. or to any transfer of Securities between Warburg, Pincus Capital Company, L.P., XIST LTD. and Vanguard Atlantic Ltd.

     4.  Legend.  All certificates representing the Securities ;hall have
         ------
endorsed thereon the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT DATED AS OF JUNE 1, 1989 AMONG TSI INTERNATIONAL LTD. AND ITS

          STOCKHOLDERS WHICH PROVIDES FOR, AMONG OTHER MATTERS, A RIGHT OF FIRST REFUSAL ON THE SALE OF SUCH SECURITIES AND A LIMITATION ON RESALE OF SUCH SECURITIES FOLLOWING A PUBLIC OFFERING OF THE COMPANY'S SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF TSI INTERNATIONAL LTD."

     5.  Dividends.  If, during the term of this Agreement, there is a dividend
         ---------
of any security, stock split or other change in the character or amount of any of the Company's outstanding securities, then in such event any and all new, substituted or additional securities to which a Shareholder is entitled by reason of his or her ownership of Securities shall, upon issuance, be immediately subject to the provisions of this Agreement and shall be deemed included in the term "Securities" for all purposes of this Agreement with the same force and effect as the Securities presently subject to this Agreement and with respect to which such new, substituted or additional securities where distributed.

     6.  Public Offering Restrictions.  Each Shareholder hereby agrees that, if
         ----------------------------
the underwriting agreement entered into by the Company and the underwriters of such offering contains restrictions upon the sale of securities of the Company other than those which are to be included in such offering, then for a period commencing on the effective date of a distribution of shares of the Company's common stock, or any security which is convertible into or exchangeable for common stock, or any right, option or warrant to acquire common stock of the Company in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Initial Public Offering") and ending one hundred fifty (150) days after such Initial Public Offering, such Shareholder will not, directly or indirectly, sell, offer to sell or otherwise dispose of any Securities other than any of such Shareholder's Securities included in the Initial Public Offering. If in connection with the Initial Public Offering the underwriters state in writing that they are unwilling to include all of a Shareholder's Securities entitled to be included therein because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by the Company, then the number of Securities of the Shareholders entitled to be included will be reduced pro rata on the basis of the number of shares owned by the Shareholders, or
--- ----
there shall be no inclusion of such Securities in the registration statement and proposed distribution, in accordance with the requirements of the underwriters.

     7.  Agreement of Shareholders.  The Shareholders hereby agree to vote, when
         -------------------------
properly submitted to them at a meeting properly convened, all Securities owned by them entitled to vote thereat in favor of an amendment to the Certificate of Incorporation of the Company: (a) increasing the number of authorized shares of common stock of the Company to three million (3,000,000); (b) reclassifying all outstanding shares of Class A Common Stock, par value $.01 per share, of the Company, Class B Common Stock, par value $.01 per share, of the Company ("Class B Stock") and Class C Common Stock, par value $.01 per share, of the Company ("Class C Stock") as Common Stock, par value $.01 per share, of the Company ("Common Stock"); (c) eliminating any and all preemptive rights which would otherwise attach to such shares by reason of Section 33-343 of the Connecticut Stock Corporation Act; and (d) authorizing the creation of the preferred stock to be issued pursuant to the provisions of the Preferred Stock Purchase Agreement. The Shareholders also hereby agree to waive any preemptive rights under Section 33-343 of the Connecticut Stock Corporation Act with respect to any Securities owned by them which would otherwise be triggered upon issuance by the company of shares of its preferred stock pursuant to the provisions of the Preferred Stock Purchase Agreement.

     8.  Exchange of Certificate.  On or promptly after the date of approval of
         -----------------------
the amendment to the Company's certificate of incorporation as provided in
Section 7 hereof, each Shareholder owning shares of Class A Stock, Class B Stock or Class C Stock shall deliver to the Company all certificates representing such shares of Class A Stock, Class B Stock and/or Class C Stock in exchange for certificates representing the shares of Common Stock issuable upon reclassification of such shares of Class A Stock, Class B Stock and/or Class C Stock as provided in Section 7 above.

     9.  Board of Directors.  During the term of this Agreement, the Company and
         ------------------
each Shareholder agree that the number of persons constituting the Company's Board of Directors shall not exceed seven (7) (subject to increase upon the occurrence of an Event of Default, as defined in the Certificate of Designations (as defined in the Preferred Stock Purchase Agreement)) and to use their best efforts to cause two (2) persons to be designated by Warburg, two (2) persons to be designated by Vanguard, one (1) person to be designated by XIST LTD. or an affiliate of XIST LTD. to which XIST LTD. has transferred its shares, the Chief Executive Officer of the Company and one (1) person to be designated by mutual agreement of the Qualified Shareholders and management of the Company (the "Qualified Shareholder Designee") to be elected to the Board of Directors of the Company. Subject to the provisions of the Preferred Stock Purchase Agreement, each shareholder agrees to vote all Securities entitled to vote for the election of directors owned by such Shareholder in favor of the election of such designees.

     The Qualified Shareholders hereby appoint Bruce Coleman the initial Qualified Shareholder Designee.

     10.  Further Assurances.  The parties agree to execute such further
          ------------------
instruments and to take such further action as may reasonably be necessary to carry out the purposes and intent of this Agreement.

     11.  Qualified Shareholders.  The Company hereby agrees that each Qualified
          ----------------------
Shareholder shall be entitled to all of the rights granted to the Qualified Investors (as defined in the Preferred Stock Purchase Agreement) under Sections 4, 5, 8 and 10 of the Preferred Stock Purchase Agreement so long as such Shareholder remains a Qualified Shareholder.

     12.  Notices.  All notices, requests, demands and other communications
          -------
under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission against confirmed receipt, by overnight delivery service or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when delivered personally against a signed receipt, when telegraphed, telexed or sent by facsimile transmission or when received by overnight delivery service or, if mailed, five days after the date of deposit in the United States mails, to the Shareholder to be notified at such Shareholder's address of record set forth in the books of the Company and to the Company at 295 Westport Avenue, Norwalk, Connecticut 06856 or at such other address as the party to be notified may specify by written notice to all other parties hereto.

     13.  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within the State of Connecticut, and shall inure to the benefit of the successors and assigns of the parties hereto and be binding upon their heirs, executors, administrators, guardians, successors and assigns.

     14.  Entire Agreement:  Amendment.  This Agreement represents the entire
          ----------------------------
understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consents of (a) the holders of a majority of the outstanding shares of preferred stock issued pursuant to the Preferred Stock Purchase Agreement and (b) the holders of at least sixty percent (60%) of the outstanding shares of Common Stock, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

     15.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  Fees.  If any action at law or in equity is necessary to enforce or
          ----
interpret the terms of this Agreement, the prevailing party or parties shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party or parties may be entitled.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                            TSI INTERNATIONAL LTD.

                              By:/s/ Constance Galley
                                 ----------------------------------
                                 Constance Galley,
                                 President


                              Vanguard Atlantic Ltd.

                              By:/s/ Catherine Phillips
                                 ----------------------------------
                                 Vice President



                              Warburg, Pincus Capital Company, L.P.

                              By:   Warburg, Pincus & Co.,
                                    General Partner


                                    By:/s/ Jeff Horing
                                       --------------------------------
                                                          , Partner


                              XIST LTD.


                              By:/s/ James Alberg
                                 ----------------------------------
                              /s/ Constance Galley
                              -------------------------------------
                              CONSTANCE GALLEY

                              /s/ John Klein
                              -------------------------------------
                              JOHN KLEIN

                              /s/ Bruce Martin
                              -------------------------------------
                              BRUCE MARTIN

                              /s/ Victor Sample
                              -------------------------------------
                              VICTOR SAMPLE

                              /s/ Dennis Bonagura
                              --------------------------------------
                              DENNIS BONAGURA

                              /s/ Joan Chase
                              --------------------------------------
                              JOAN CHASE

                              /s/ Kristin Garrison
                              --------------------------------------
                              KRISTIN GARRISON

                              /s/ James Monks
                              --------------------------------------
                              JAMES MONKS

                              Steven Rosen
                              --------------------------------------
                              STEVEN ROSEN

                              /s/ Marie Sadler
                              --------------------------------------
                              MARIE SADLER

                              /s/ David Stefano
                              --------------------------------------
                              DAVID STEFANO

                              /s/ Karen Zmijewski
                              --------------------------------------
                              KAREN ZMIJEWSKI

                              /s/ Lori Bonitata
                              --------------------------------------
                              LORI BONITATA

                              /s/ Mindy Difllippo
                              --------------------------------------
                              MINDY DIFILLIPPO

                              /s/ George Greenburg
                              --------------------------------------
                              GEORGE GREENBERG

                              /s/ Melvin Lipetz
                              --------------------------------------
                              MELVIN LIPETZ

                              /s/ Jo Myall
                              --------------------------------------
                              JO MYALL

                              /s/ Jeffrey Picerno
                              --------------------------------------
                              JEFFREY PICERNO

                              /s/ Janet Hardy
                              --------------------------------------
                              JANET HARDY

                              /s/ Robert Magnano
                              --------------------------------------
                              ROBERT MAGNANO

                              /s/ Charles Rose
                              --------------------------------------
                              CHARLES ROSE

                              /s/ Agela Seeman
                              --------------------------------------
                              ANGELA SEEMAN


                              --------------------------------------
                              NORMAN SELLERS

                              /s/ Deborah Strilowich
                              --------------------------------------
                              DEBORAH STRILOWICH

                              /s/ Felice Werwin
                              --------------------------------------
                              FELICE WERWIN

                              /s/ John Barilla
                              --------------------------------------
                              JOHN BARILLA

                              /s/ Richard Glazer
                              --------------------------------------
                              RICHARD GLAZER


                              --------------------------------------
                              JAMES GOSHORN

                    1991 PREFERRED STOCK PURCHASE AGREEMENT
                    ---------------------------------------

     This 1991 Preferred Stock Purchase Agreement (the "Agreement"), dated as of the 30th day of April, 1991, by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto (collectively, the "Investors").

W I T N E S S E T H :
- - - - - - - - - -

     WHEREAS, the Company desires to issue and sell to the Investors shares of Series A Preferred Stock of the Company (the "Preferred Shares");

     WHEREAS, the Investors desire to purchase the Preferred Shares from the Company; and

     WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989 (the "1989 Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.  Purchase and Sale of Preferred Shares.
         -------------------------------------

         1.1.  Sale of Preferred Shares.  Upon receipt by the Company of the
               ------------------------
purchase price, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, the number of Preferred Shares set forth opposite such Investor's name on Schedule A hereto.

         1.2   Purchase Price.  The purchase price being paid by the Investors
               --------------
for the Preferred Shares is $13.39 per share. The purchase price will be paid by noon, New York time, on May 7, 1991, by wire transfer of same-day funds or delivery to the Company of a cashier's check in the amount set opposite each Investor's name on Schedule A.

     2.   Representations and Warranties of the Company.
          ---------------------------------------------
The Company hereby represents and warrants to the Investors as follows:

          2.1. Organization.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Connecticut. The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

          2.2. Charter Documents.  The Company has heretofore delivered to
               -----------------
counsel for the Investors true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws, each as in full force and effect on June 5, 1989. There have not been any changes made to such Certificate of Incorporation or By-Laws since June 5, 1989.

          2.3. Capitalization.  As of the date hereof, the Company's authorized
               --------------
capitalization consists of 3,000,000 shares of Common Stock, par value $.01 per share, and 750,000 shares of Preferred Stock, par value $.01 per share, of which 934,000 and 297,405 shares, respectively, are outstanding. The issuance of the Preferred Shares and of the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares as contemplated by this Agreement. A true and complete list of the holders of all issued and outstanding equity securities of the Company on the date hereof, including the number of securities owned by each such holder, is set forth on Schedule 2.3 attached hereto. Except pursuant to the 1989 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company.

When issued and sold to the Investors, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.3 attached hereto, there are not outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

          2.4. Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of this Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

          2.5. Authorization.  The Company has the full corporate power and
               -------------
authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          2.6. Compliance with the Securities Act.  Based upon the
               ----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

          2.7. Reservation of Common Stock.  The Company shall reserve and keep
               ---------------------------
available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares).

     3.   Representations, Warranties and Covenants of the Investors.  Each
          ----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows:

          3.1. Investment Intent.  Each Investor is acquiring the Preferred
               -----------------
Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares and on each certificate representing the Conversion Shares:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OF MESSRS. STROOCK & STROOCK & LAVAN OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

          3.2. Restricted Securities. Each Investor understands that the
               ---------------------
Preferred Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     Each Investor understands that the Preferred Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares (or the Conversion Shares) or an available exemption from registration under the Securities Act of 1933, the Preferred Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

     4.  Deliveries of the Company.  On May 7, 1991, as a condition to the
         -------------------------
Investors' obligation to pay the purchase price, the Company will deliver to the Investors the following:

               (a.) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors and to counsel to the Investors, Stroock & Stroock & Lavan;

               (b.) copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (c.) a certificate, dated as of a recent date, of the Secretary of State of Connecticut attesting as to the good standing of the Company in such State;

              (d.) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor; and

               (e.) a certificate signed by the President of the Company that the representations and warranties in Section 2 are true and correct as of May 7, 1991.

     5.   1989 Agreement.
          --------------

               (a) All references in the 1989 Agreement to Preferred Shares shall be deemed to refer also to the Preferred Shares issued to the Investors hereunder, and such Preferred Shares and the holders thereof shall be entitled to all the rights and benefits of holders of Preferred Shares under the 1989 Agreement, including, but not limited to, the benefits of Sections 4, 5, 8 and 10 of the 1989 Agreement. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Preferred Shares and Conversion Shares issued pursuant to this Agreement. The Investors hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent pursuant to Section 6(b) of the Certificate of Incorporation, to the extent necessary to permit the issuance of the Preferred Shares hereunder and the issuance of Options (as defined in said Section 10) for employees, directors or consultants to purchase up to 28,940 additional shares of Common Stock in addition to those provided for in said Section 5.6.

               (b) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in such agreement.

               (c) Pursuant to Section 14 of the Stockholders Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders Agreement to add the following to the last sentence of Section 7 thereof: "and of that certain 1991 Preferred Stock Purchase Agreement among the Company and certain investors."

     6.   Expenses.
          --------

          The Company agrees to pay and save the Investors harmless against liability for the payment of, the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Investors, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

     7.   No Brokers.
          ----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     8.   Survival of Representations.
          ---------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     9.   Miscellaneous Provisions.
          ------------------------

          9.1. Constructions and Enforcement.  This Agreement shall be
               -----------------------------
governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

          9.2. Notices.  All notices hereunder shall be in writing and shall be
               -------
deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

          To the Company:
               TSI International Ltd.
               45 Danbury Road
               Wilton, Connecticut  06897
               Attn:  Constance Galley, President

                    - with a copy to -

               Fenwick & West
               Two Palo Alto Square
               Palo Alto, California  94306
               Attn:  Mark C. Stevens

          To the Investors:

               To the addresses set forth on Schedule A

                    - with a copy to -

               Stroock & Stroock & Lavan
               7 Hanover Square
               New York, New York  10004
               Attn:  Martin H. Neidell

provided, however, that any notice of change of address shall be effective only upon receipt.

          9.3. Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Preferred Shares and the Conversion Shares, if any. Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

     9.4. Amendments and Waivers.  This Agreement and all exhibits and
          ----------------------
schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares and Conversion Shares.

     9.5. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.6  Headings.  The headings in this Agreement are for reference purposes
          --------
only and shall not constitute a part hereof.

     9.7  Additional Investors.  The persons or entities listed on Schedule B
          --------------------
(the "Additional Investors") shall have the right for a period of 60 days from the date hereof, to acquire up to an additional number of Preferred Shares set forth opposite their names on the same terms as contained herein. If such right is exercised, the Additional

Investors shall execute this Agreement in counterparts and shall be deemed for all purposes to be, and shall become and be considered as, an Investor as defined in this Agreement. To the extent that the Additional Investors purchase the additional shares after 45 days from the date hereof but on or before the expiration of the 60-day period, the Additional Investors agree to pay to TSI, in addition to the purchase price for the additional shares, an amount specified by TSI for late closing costs not to exceed $5,625. If the Additional Investors do not purchase all of such shares by the expiration of such 60-day period, then Warburg, Pincus Capital Company, L.P. and Vanguard Atlantic Ltd. or affiliates thereof shall have the right, but not the obligation, to purchase on a pro-rata basis (based upon their relative as-converted share ownership in the Company) any such shares not so purchased by the Additional Investors for a period of up to ten days after the expiration of such 60-day period. Warburg, Pincus Capital Company. L.P. and Vanguard Atlantic Ltd. or affiliates thereof may also indicate when they exercise the foregoing rights a number of additional Preferred Shares in excess of their pro-rata share, if any, that they would be willing to purchase if such remain unsold and any unsold shares shall be sold to them on a pro-rata basis. In the event any such Preferred Shares are purchased under this
Section 9.7, the Company will deliver a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor on the date thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                    TSI INTERNATIONAL LTD.


                    By:  /s/Constance F. Galley
                         -------------------------------
                         Constance F. Galley, President


                    INVESTORS:

                    WARBURG, PINCUS CAPITAL COMPANY, L.P.


                    By:  Warburg, Pincus & Co.,
                         General Partner


                    By:  /s/William Janeway
                         -------------------------------
                         Partner


                    VANGUARD ATLANTIC LTD.


                    By:  /s/Ernest Keet
                         -------------------------------

                    [NO EXHIBITS OR SCHEDULES ARE ATTACHED]

             SUPPLEMENT TO 1991 PREFERRED STOCK PURCHASE AGREEMENT

     Supplement dated as of July 16, 1991 to 1991 Preferred Stock Purchase Agreement, dated as of April 30, 1991 (the "1991 Agreement"), by and among TSI International Ltd., a Connecticut Corporation, and the investors listed on Schedule A to the 1991 Agreement (the "Investors").

                              WI T N E S S E T H :
                              --------------------

     WHEREAS, the Company and the Investors desire to supplement the provisions of the 1991 Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.  Definitions.  Terms defined in the 1991 Agreement shall have the same
         -----------
meaning when used herein.

     2.  Additional Purchase.  In accordance with the provisions of Section 9.7
         -------------------
of the 1991 Agreement, Information Partners Capital Fund, L.P. ("IP") hereby purchases from the Company 37,342 Preferred Shares and by this Supplement is deemed to have executed the 1991 Agreement and for all purposes is, and shall be considered as, an Investor under the 1991 Agreement.

     3.  Qualified Investor.  So long as IP owns any Preferred Shares of the
         ------------------
Company, IP shall be deemed a Qualified Investor and a Qualified Shareholder (as defined in the Stockholders Agreement).

     4.  Priority.  The Company and the Investors agree that (a) the Preferred
         --------
Shares purchased pursuant to the 1991 Agreement (including those purchased by IP pursuant to this Supplement) (the "Senior Preferred Shares") will be identical in all respects with the Preferred Shares purchased pursuant to the 1989 Agreement (the "Junior Preferred Shares") except that the Senior Preferred Shares shall be senior to the Junior Preferred Shares in the event of the voluntary of involuntary liquidation, dissolution or winding up of the Company or the sale, lease, conveyance or other disposition of all or substantially all of the Company's property and business and (b) when the Company consummates the sale of more than 5% of its equity securities or securities convertible into, or exercisable or exchangeable for, more than 5% of its equity securities, the Company and the Investors will use their best efforts to amend the Company's certificate of incorporation to provide for the creation of Senior Preferred Shares and Junior Preferred Shares in accordance with the provisions of subparagraph (a) above.

     5.  Miscellaneous.  Except as supplemented hereby, the 1991 Agreement
         -------------
remains unmodified and in full force and effect.

     6.  Counterparts.  This Supplement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, the undersigned have executed this Supplement as of the day and year first above written.


                                   TSI INTERNATIONAL LTD.

                                   By:/s/ Constance Galley
                                      --------------------------------
                                        Constance F. Galley, President


                                   WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                   By:  Warburg, Pincus & Co.,
                                        General Partner

                                   By:/s/ William Janeway
                                      -------------------------------
                                        Partner


                                   VANGUARD ATLANTIC LTD.

                                   By:/s/ Ernest Keet
                                      -------------------------------


                                   INFORMATION PARTNERS CAPITAL FUND, L.P.

                                   By:/s/ Stephen Pagliuro
                                      -------------------------------
                                   By:/s/ Constance Galley
                                      -------------------------------
                                              CONSTANCE F. GALLEY

              1992 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                      AND

             AMENDMENT TO 1989 PREFERRED STOCK PURCHASE AGREEMENT

                                      AND

                            STOCKHOLDERS' AGREEMENT

         This 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement (the "Agreement"), dated as of the 10th day of June, 1992 (the "Closing Date"), is entered into by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto who execute this Agreement (collectively, the "Investors").

                             W I T N E S S E T H:
                             -------------------

         WHEREAS, the Company has amended its Certificate of Incorporation, as provided in the Certificate Amending Certificate of Incorporation filed with the Connecticut Secretary of State on June 5, 1992 attached hereto as Exhibit 1 ("Certificate of Amendment"), to provide for the conversion of 115,761 shares of its Series A Convertible Preferred Stock (the "Series A Stock) into 115,761 shares of Series B Convertible Preferred Stock (the "Series B Stock"), to authorize the issuance of 725,000 shares of Series C Convertible Preferred Stock (the "Series C Stock") and to authorize 500,000 shares of undesignated Preferred Stock;

         WHEREAS, the Company has further amended its Certificate of Incorporation, as provided in the Certificate of Amendment Adopted by Resolution of the Board of Directors filed with the Connecticut Secretary of State on June 9, 1992, attached hereto as Exhibit 2 ("Series D Certificate"), to designate and authorize the issuance of 344,469 shares of Preferred Stock as Series D Convertible Preferred Stock (the "Series D Stock");

         WHEREAS, the Company desires to issue and sell to the Investors shares of Series C Stock of the Company (the "Preferred Shares") and warrants in the form attached hereto as Exhibit

3 (the "Warrants") to purchase shares of Series D Stock (the Preferred Shares and the Warrants are collectively referred to herein as the "Securities");

         WHEREAS, the Investors desire to purchase the Securities from the Company; and

         WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989, as amended (the "1989 Agreement"), which agreement will be amended by this Agreement, and a 1991 Preferred Stock Purchase Agreement dated as of April 30, 1991 and supplemented by a Supplement to 1991 Preferred Stock Purchase Agreement dated as of July 16, 1991 (collectively, the "1991 Agreement");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

         1.    Purchase and Sale of Units.
               ---------------------------

               1.1.   Sale of Units.  Upon receipt by the Company of the
                      --------------
purchase price therefor, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, in one or more closings as provided herein, the number of Units set forth opposite such Investor's name on Schedule A hereto, where a "Unit" is one Preferred Share and a Warrant to purchase one Exercise Share, as defined below.

               1.2.   Purchase Price.  The purchase price being paid by the
                      ---------------
Investors for the Securities together is $6.00 per Unit.  Except as provided in
Section 1.3 below, the Investors listed on Schedule A will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, the amount set forth opposite each Investor's name on Schedule A (the "Purchase Price").

               1.3.   Supplemental Closing.  If XIST Ltd. or another Dun &
                      ---------------------
Bradstreet affiliate ("Dun & Bradstreet Affiliate") does not purchase the Securities listed on Schedule A opposite the name "Dun & Bradstreet Affiliate" (the "Supplemental Securities") by noon Eastern Time on the Closing Date, then Vanguard Atlantic Ltd. and Warburg, Pincus Capital Company,

L.P. (the "Supplemental Investors") will have the right to purchase, at the Purchase Price specified above, pro rata according to their Common Stock equivalent interest in the Company prior to the Closing Date, such Supplemental Securities. In the event that either Supplemental Investor does not purchase its pro rata share of the Supplemental Securities, the other Supplemental Investor may purchase the remaining shares of Supplemental Securities not subscribed for by such Supplemental Investor. The purchase and sale of the Supplemental Securities must occur no later than noon Eastern Time on June 17, 1992 (the "Supplemental Closing") and any Supplemental Securities purchased at the Supplemental Closing will be Securities for all purposes under this Agreement. It shall not be a condition precedent to the Investors' obligations hereunder to purchase their respective Securities on the Closing Date that a Dun & Bradstreet Affiliate purchase the Supplemental Securities.

         2.    Representations and Warranties of the Company. The Company hereby
               ----------------------------------------------
represents and warrants to the Investors as follows effective as of the Closing Date.

               2.1.   Organization.  The Company is a corporation duly
                      -------------
organized, validly existing and in good standing under the laws of the State of Connecticut. Except as set forth in Schedule 2.1, the Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

               2.2.   Charter Documents.  The Company has heretofore delivered
                      ------------------
to counsel for the Investors true, correct and complete copies of the Company's Certificate of Incorporation and By-Laws, each as in full force and effect on the Closing Date.

               2.3.   Capitalization.  As of the date hereof, the Company's
                      ---------------
authorized capitalization consists of 3,888,166 shares of Common Stock, par value $.01 per share, of which 938,229 shares are outstanding; and 1,638,166 shares of Preferred Stock, par value $.01 per share, of which 297,405 shares have been designated Series A Convertible Preferred Stock, all of which are outstanding, 115,761 shares have been designated Series B Convertible Preferred Stock, all of which are outstanding, 725,000 shares have been designated Series C Preferred Stock, none of which are outstanding, 344,469 shares have been designated as Series D Convertible Preferred

Stock, none of which are outstanding, and 155,531 shares remain undesignated and unissued. The issuance of the Securities and of the shares of Series D Stock issuable upon exercise of the Warrants (the "Exercise Shares") and the Common Stock issuable upon conversion of the Preferred Shares and Exercise Shares (collectively, the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Securities as contemplated by this Agreement. Schedule 2.3 attached hereto is a list of the aggregate number of outstanding securities of the Company. Except pursuant to the 1989 Agreement and the 1991 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares and Exercise Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares and Exercise Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on
Schedule 2.3 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

               2.4.   Compliance with Other Instruments.  Except as set forth in
                      ----------------------------------
Schedule 2.4, to the Company's best knowledge, the Company is not in material default in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it is bound. The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares or Exercise Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company;
(ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

               2.5.   Authorization.  The Company has the full corporate power
                      --------------
and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               2.6.   Compliance with the Securities Act.  Based upon the
                      -----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Securities and Exercise Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

               2.7.   Reservation of Common Stock.  The Company shall reserve
                      ----------------------------
and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the conversion of all of the Preferred Shares and Exercise Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares and the Exercise Shares).

               2.8.   Litigation.  Except as set forth on Schedule 2.8 attached
                      ----------
hereto, there is not now pending, and to the best knowledge of the Company there is not threatened in writing, any litigation, action, suit or proceeding: (i) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (ii) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his or her employment with any of such person's former employers. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having any material adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

               2.9.   Compliance with Law.  The Company is in compliance in all
                      -------------------
material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.

               2.10.  Financial Statements.  Attached hereto as Schedule 2.10
                      --------------------
are the audited balance sheets of the Company at April 30, 1991, and the related statements of income and retained earnings and changes in financial position, including the notes thereto, of the Company for the periods then ended, and the unaudited balance sheet of the Company at March 31, 1992 and the related statements of income for the period then ended. The financial statements referred to above have been prepared in conformity with generally accepted accounting principles consistently applied subject in the case of the interim statements to normal year-end audit adjustments, and each balance sheet fairly presents the financial condition of the Company as of its date and each statement of income fairly presents the results of operations of the Company for the period covered thereby.

         3.    Representations, Warranties and Covenants of the Investors.  Each
               -----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows effective as of the delivery of the Purchase Price and the exercise of the Warrants:

               3.1.   Investment Intent.  Each Investor is acquiring the
                      ------------------
Securities and Exercise Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares, on each certificate representing the Exercise Shares, on each certificate representing the Conversion Shares and/or each Warrant:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR MESSRS. STROOCK & STROOCK & LAVAN OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

               3.2.   Restricted Securities.  Each Investor understands that the
                      ----------------------
Securities and Exercise Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Securities and Exercise Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

         Each Investor understands that the Securities and Exercise Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Securities and Exercise Shares (or the Conversion Shares) or an available exemption from registration under the 1933 Act, the Securities and the Exercise Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

         4.    Deliveries of the Company.  On the Closing Date, as a condition
               -------------------------
to the Investors' obligation to pay the Purchase Price provided under Section
1.2 hereof, the Company will deliver to the Investors executing this Agreement the following:

               (a) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors and to counsel to the Investors, Stroock & Stroock & Lavan;

               (b) copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (c) a certificate, dated as of a recent date, of the Secretary of State of Connecticut attesting as to the good standing of the Company in such State;
               (d) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor in consideration of the Purchase Prise therefor;

               (e) a Warrant in the Investor's name to purchase the number of Exercise Shares set forth opposite each Investor's name on Schedule A;

               (f) a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 2 are true and correct as of the Closing Date; and

               (g) a copy of the Certificate of Amendment and the Series D Certificate.

         5.    Deliveries of the Company Upon Supplemental Closing.  As a
               ------------------------------------------- -------
condition to the obligations of the Supplemental Investors participating in the Supplemental Closing to pay the Purchase Price for the Supplemental Securities purchased in the Supplemental Closing, the Company will deliver to the Supplemental Investors a stock certificate registered in the name of each such Supplemental Investor representing the Preferred Shares purchased by such Supplemental Investor in the Supplemental Closing and a Warrant in the Supplemental Investor's name to purchase the number of Exercise Shares equal to the number of Preferred Shares purchased by the Supplemental Investor in the Supplemental Closing.

         6.    1989 Agreement and Stockholders Agreement.
               ------------------------------------------

               (a) The 1989 Agreement is hereby amended so that all references to Preferred Shares and Conversion Shares in Sections 4, 5, 8, 10 and 14 of the 1989 Agreement shall be deemed to refer also to the Series B Stock issued in connection with the conversion of 115,761 shares of Series A Stock purchased in 1991, into 115,761 shares of Series B Stock.

               (b) The holders of Preferred Shares purchased hereunder, the Exercise Shares, the Conversion Share and the Series B Stock shall be entitled to all the rights and benefits of holders of Preferred Shares under Sections 4, 5, 8 and 10 of the 1989 Agreement, provided that with respect to the provisions of Sections 5.6, 8 and 10 of the 1989 Agreement and any consents under the 1989 Agreement requiring the consent of the holders of a majority of the Series A Stock, the Preferred Shares sold hereunder and the Exercise Shares issuable upon exercise of the Warrants will participate pari passu as a single class with the shares of the Series A Stock sold under the 1989 Agreement and the shares of the Series B Stock sold under the 1991 Agreement on an as-converted to Common Stock basis. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Series B Stock, Preferred Shares, Exercise Shares and Conversion Shares issued pursuant to this Agreement or upon exercise of the Warrants. The Investors that are holders of Series A Stock and Series B Stock, on behalf of themselves as holders of a majority of the outstanding Series A Stock and Series B Stock, hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent, pursuant to Section III(6)(b) of the Certificate of Amendment, to the extent necessary to permit the issuance of the Securities hereunder and the Exercise Shares upon issuance of the Warrants.

               (c) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders' Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in the Stockholders' Agreement.

               (d) Pursuant to Section 14 of the Stockholders' Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to: (i) add the following to the last sentence of Section 7 thereof: "and of that certain 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Stock Purchase Agreement and Stockholders' Agreement among the Company and certain investors and the exercise of the warrants purchased thereunder"; (ii) add each Investor who is not a party to the Stockholders' Agreement and the Preferred Shares, Warrants and Exercise Shares to Annex A thereto; and (iii) provide that the definition of "Securities" includes all securities received in exchange for or upon conversion, exercise or in replacement of the Securities listed on Schedule A.

          (e) The Investors, on behalf of themselves as holders of Series A Stock and Series B Stock, hereby waive their right to receive any additional shares of Common Stock upon any conversion of their Series A Stock or Series B Stock as a result of the application of Section 4(g) of the Certificate of Amendment to the issuance of the Securities hereunder or the Exercise Shares upon exercise of the Warrants.

     7.   Expenses.
          ---------

          The Company agrees to pay and save the Investors harmless against liability for the payment of, the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Investors, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

     8.   No Brokers.
          -----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     9.   Survival of Representations.
          ----------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     10.  Miscellaneous Provisions.
          -------------------------

               10.1.  Construction and Enforcement.  This Agreement shall be
                      -----------------------------
governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

               10.2.  Notices.  All notices hereunder shall be in writing and
                      --------
shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:

         TSI International Ltd.
         45 Danbury Road
         Wilton, Connecticut 06897
         Attn:  Constance Galley, President

         -WITH A COPY TO

         Fenwick & West
         Two Palo Alto Square
         Palo Alto, California 94306
         Attn:  Mark C. Stevens

         TO THE INVESTORS:

         To the addresses set forth on Schedule A

         -WITH A COPY TO

         Stroock & Stroock & Lavan
         7 Hanover Square
         New York, New York 10004
         Attn:  Martin H. Neidell

provided, however, that any notice of change of address shall be effective only upon receipt.

               10.3.  Assignment. This Agreement shall be binding upon and inure
                      ----------
to the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Securities, the Exercise Shares and the Conversion Shares, if any. Any subsequent owner of any Securities, Exercise Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Securities, Exercise Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

               10.4.  Amendments and Waivers. This Agreement and all exhibits
                      -----------------------
and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares, Exercise Shares and Conversion Shares.

               10.5.  Counterparts. This Agreement may be executed in one or
                      -------------
more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

               10.6. Headings.  The headings in this Agreement are for reference
                     ---------
purposes only and shall not constitute a part hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                             TSI INTERNATIONAL LTD.

                             By:  /s/ Constance Galley
                                 ---------------------------------

                             INVESTORS:

                             WARBURG, PINCUS CAPITAL COMPANY, L.P.
                             By:  Warburg, Pincus & Co.,
                                General Partner

                             By:  /s/ William Janeway
                                 ---------------------------------
                                Partner

                             VANGUARD ATLANTIC LTD.

                             By:  /s/ Ernest Keet
                                 ---------------------------------

                             DUN & BRADSTREET AFFILIATE:

                                  XIST LTD.
                             -------------------------------------

                             By:  /s/ James Alberg
                                 ---------------------------------

                             CONSTANCE F. GALLEY

                                  /s/ Constance Galley
                             -------------------------------------


                             RICHARD BANKOSKY

                                  /s/ Richard Bankosky
                             -------------------------------------

                             TED WATSON

                               /s/ Ted Watson
                             -------------------------------------


                             JAMES WATTS

                               /s/ James Watts
                             -------------------------------------


                             PAUL LEMME

                               /s/ Paul Lemme
                             -------------------------------------

                       No exhibits or schedules attached

                               FIRST AMENDMENT TO
              1992 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                     AND AMENDMENT TO 1989 PREFERRED STOCK
                 PURCHASE AGREEMENT AND STOCKHOLDERS' AGREEMENT


     This Amendment is entered into as of August 10, 1992 among TSI International Ltd., a Connecticut corporation (the "Company") and the parties listed on the signature page hereto.

WITNESSETH:

     WHEREAS, the parties listed on the signature page hereto under the heading "Shareholders" (the "Shareholders") are parties to that certain 1992 Preferred Stock and Warrant Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement dated as of June 10, 1992 (the "Purchase Agreement"), which amended the Preferred Stock Purchase Agreement dated as of June 1, 1989, as amended (the "1989 Agreement");

     WHEREAS, the Company desires to sell, and FSC Corp. (the "Bank") desires to purchase, 20,000 shares (the "Preferred Shares") of the Company's Series C Convertible Preferred Stock (the "Series C Stock") and warrants (the "Warrants") to purchase 20,000 shares (the "Exercise Shares") of the Company's Series D Convertible Preferred Stock (the "Series D Stock") pursuant to the terms and conditions of the Purchase Agrement, as amended by this Amendment (the Preferred Shares and Warrants being collectively referred to herein as the "Securities");

     WHEREAS, the Company's Board of Directors has amended the Company's Certificate of Incorporation to increase the number of authorized shares of Series D Stock to 364,469, as set forth in the Amendment to Certificate of Incorporation Adopted by the Board of Directors of TSI International Ltd. attached hereto as Exhibit 1 (the "Amendment to Certificate"); and

     WHEREAS, the Company and the Shareholders, which constitute holders of more than 50% of the issued and outstanding shares of Series C Stock for the purposes of Section 10.4 of the Purchase Agreement, desire to add the Bank as a party to the Purchase Agreement and to the Stockholders' Agreement dated as of June 1, 1989 (the "Stockholders' Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.   Amendments.
          ----------

          1.1  Purchase Agreement.  the Comapny and the Shareholders hereby
               ------------------
amend the Purchase Agreement, and consent to the corresponding amendment of the Stockholders' Agreement and 1989 Agreement, as provided in the Purchase Agreement, to provide as follows: (a) the Bank is added as, and shall be deemedn, an "Investor" under the Purchase Agreement and, as set forth in the Purchase Agreement, and the sale of the Securities hereunder shall be deemed to have been sales of such Securities under the Purchase Agreement; (c) the Preferred Shares shall be deemed to be "Preferred Shares" under the Purchase Agreement; (d) the Warrants shall be deemed to be "Warrants" under the Purchase Agreement; and (e) the Bank will be deemed a "Qualifed Investor" for the purposes of Sections 4 (other than the first sentence of Section 4.10), 5 and 8 of the 1989 Agreement.

          1.2  Stockholders' Agreement.  Pursuant to Section 14 of the
               -----------------------
St5ockholders' Agreement, the Shareholders, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to add the following to the last sentence of Section 7 thereof: ", as amended by the First Amendment to 1992 Preferred Stock Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement, dated as of Ausgust 10, 1992".

     2.   Purchase and Sale of Securities.
          -------------------------------

          2.1  Sale of Securities.  Upon receipt by the Company of the purchase
               ------------------
price therefor, the Company hereby issues and sells to the Bank, and the Bank hereby purchases from the Company, the Securities. The closing (the "Closing") of the transactions contemplated hereby will occur at 10:00 a.m. local time on August 10, 1992 (the "Closing Date") at the offices of the Company or at such other time and place as the Bank and the Company shall agree.

          2.2  Purchse Price.  The purchase price being paid by the Bank for the
               -------------
Securities together is $6.00 per Unit, where a "Unit" is one Preferred Share and a Warrant to purchase one share of Series D Stock. The Bank will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, $120,000 (the "Purchase Price") as payment for the Securities.

          2.3  Delivery.  As a condition to the obligations of the Bank to pay
               --------
the Purchase Price for the Securities:

               (i) The Amendment to Certificate shall have been filed with the Connecticut Secretary of State;

               (ii) the Company will deliver to the Bank a stock certificate registered in the name of the Bank representing the Preferred Shares;

               (iii) the Company will deliver to the Bank a Warrant in the
                     Bank's name to purchase the Exercise Shares;

               (iv) the Company will deliver to the Bank a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 3.1 hereof are true and correct as of the Closing Date; and

               (v) Fenwick & West, counsel to the Company, will deliver to the Bank an opinion in the form attached hereto as Exhibit 3.

     3.   Representations and Warranties.
          ------------------------------

          3.1  Company Representations and Warranties.  The Company hereby
               --------------------------------------
represents and warrants to the Bank that the representations and warranties of the Company set forth in Section 2 of the Purchase Agreement, except as set forth on Exhibit 2 hereto, are true and correct as of the date hereof and will be true and correct as of the Closing.

          3.2  Bank Representations and Warranties.  The Bank hereby represents
               -----------------------------------
and warrants to the Company that the representations and warranties of the Bank set forth in Section 3 of the Purchase Agreement, are true and correct as of the date hereof and will be true and correct as of the Closing.

     4.   Agreement to Be Bound.
          ---------------------

          The Bank hereby agrees to become a party to, and to be bound by all the provisions of, the Purchase Agreement, as an "Invesetor," as defined in such agreement, and the Stockholders' Agreement, as a "Shareholder," as defined in such agreement.

     5.   Waiver of Preemptive Rights.
          ---------------------------

          The Shareholders, as holders of more than 50% of the company's Series A convertible Preferred Stock, the Company's Series B Convertible Preferred Stock, and the Series C Stock, on behalf of themselves and all other holders of such securities, hereby agree to waive the right of first refusla of Section 10 of the 1989 Agreement with respect to the Securities sold hereunder.

     6.   Limitation of Amendment.
          -----------------------

          Except as expresssly provided herein, the Purchase Agreement and the Stockholders' Agreement shall remain in full force and effect in accordance with their terms.

     7.   Counterparts.
          ------------

          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute but one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


TSI INTERNATIONAL LTD.                   SHAREHOLDERS:

By: /s/ Richard Bankosky                 Warburg, Pincus Capital Company, L.P.

FSC Corp.                                By:  Warburg, Pincus & Co.,
                                                General Partner
By:  /s/ Jay Massimo
                                         By: /s/ William Janeway
                                            -------------------
                                             Partner

                                         Vanguard Atlantic Ltd.

                                         By: /s/ Ernest Keet
                                            ----------------

                                         Information Partners

                                         By: /s/ Stephen Pagliuca
                                             --------------------


                                             /s/ Constance Galley
                                             --------------------
                                             /s/ Richard Bankosky
                                             --------------------
                                             /s/ Ted Watson
                                             --------------
                                             /s/ Paul Lemme
                                             --------------

                    1993 PREFERRED STOCK PURCHASE AGREEMENT
                                      AND
             AMENDMENT TO 1989 PREFERRED STOCK PURCHASE AGREEMENT
                                      AND
                            STOCKHOLDERS' AGREEMENT

     This 1993 Preferred Stock Purchase Agreement and Amendment to 1989 Preferred Stock Purchase Agreement and Stockholders' Agreement (the "Agreement"), dated as of the 2nd day of September, 1993 (the "Closing Date"), is entered into by and among TSI International Ltd., a Connecticut corporation (the "Company"), and the investors listed on Schedule A hereto who execute this Agreement (collectively, the "Investors").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company desires to issue and sell to the Investors shares of its Series C Convertible Preferred Stock (the "Preferred Shares"); and

     WHEREAS, the Investors desire to purchase the Preferred Shares from the Company; and

     WHEREAS, the Company and certain of the Investors are parties to a Preferred Stock Purchase Agreement dated as of the 1st day of June, 1989 (the "1989 Agreement"), which agreement was amended by that certain 1992 Preferred Stock and Warrant Purchase Agreement, as amended (the "1992 Agreement"), and will be further amended by this Agreement, and a 1991 Preferred Stock Purchase Agreement dated as of April 30, 1991 and supplemented by a Supplement to 1991 Preferred Stock Purchase Agreement dated as of July 16, 1991 (collectively, the "1991 Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED SHARES.
          -------------------------------------

          1.1. SALE OF PREFERRED SHARES.  Upon receipt by the Company of the
               ------------------------
purchase price therefor, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, in one or more closings as provided herein, the number of Preferred Shares set forth opposite such Investor's name on Schedule A hereto.

          1.2. PURCHASE PRICE.  The purchase price being paid by the Investors
               --------------
for the Preferred Shares is $6.00 per share. Except as provided in Section 1.3 below, the Investors listed on Schedule A will pay by noon Eastern Time, on the Closing Date, by wire transfer of same-day funds or delivery to the Company of a cashier's check, the amount set forth opposite each Investor's name on Schedule A (the "Purchase Price").

          1.3. SUPPLEMENTAL CLOSING.  If Dun & Bradstreet Divestiture, Inc.
               --------------------
("DBDI") does not purchase the Preferred Shares listed on Schedule A hereto opposite its name by noon Eastern Time on the Closing Date, then DBDI may purchase, at the Purchase Price specified on Schedule A, such Preferred Shares no later than noon Eastern Time on September 7, 1993 (the "Supplemental Closing"), and any such shares purchased at the Supplemental Closing will be Preferred Shares for all purposes under this Agreement.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
          ---------------------------------------------
represents and warrants to the Investors as follows effective as of the Closing Date.

          2.1. ORGANIZATION.  The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Connecticut. Except as set forth in Schedule 2.1, the Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

          2.2. CHARTER DOCUMENTS.  The Company has heretofore made available to
               -----------------
the Investors true, correct and complete copies of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-Laws, each as in full force and effect on the Closing Date.

          2.3. CAPITALIZATION.  As of the date hereof, the Company's authorized
               --------------
capitalization consists of 3,888,166 shares of Common Stock, par value $.01 per share, of which 938,229 shares are outstanding; and 1,638,166 shares of Preferred Stock, par value $.01 per share, of which 297,405 shares have been designated Series A Convertible Preferred Stock (the "Series A Stock"), all of which are outstanding, 115,761 shares have been designated Series B Convertible Preferred Stock (the "Series B Stock"), all of which are outstanding, 725,000 shares have been designated Series C Convertible Preferred Stock (the "Series C Stock"), 364,369 shares of which are outstanding, 364,469 shares have been designated as Series D Convertible Preferred Stock (the "Series D Stock"), none of which are outstanding (but all of which are subject to exercisable warrants held by certain of the Investors), and 135,531 shares remain undesignated and unissued. The issuance of the Preferred shares and the Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares as contemplated by this Agreement.
Schedule 2.3 attached hereto is a list of the aggregate number of outstanding securities of the Company. Except pursuant to the 1989 Agreement, the 1991 Agreement and the 1992 Agreement, no shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Investors, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Company's Certificate of Incorporation. The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.3 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.

          2.4. COMPLIANCE WITH OTHER INSTRUMENTS.  Except as set forth in
               ---------------------------------
Schedule 2.4, to the Company's best knowledge, the Company is not in material default in the performance of any material obligation, agreement, instrument or undertaking to which it is a party or by which it is bound. The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the sale of the Preferred Shares (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will: (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any material agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a material violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any material license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any material agreement to which the Company is a party a right of termination; or (v) except as provided for in this Agreement, require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

          2.5. AUTHORIZATION.  The Company has the full corporate power and
               -------------
authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of the terms of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          2.6. COMPLIANCE WITH THE SECURITIES ACT.  Based upon the
               ----------------------------------
representations of the Investors set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act of 1933.

          2.7. RESERVATION OF COMMON STOCK.  The Company shall reserve and keep
               ---------------------------
available out of its authorized but unissued Common Stock the number of shares of Common

Stock required for issuance upon the conversion of all of the Preferred Shares (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Preferred Shares).

          2.8. LITIGATION.  Except as set forth on Schedule 2.8 attached hereto,
               ----------
there is not now pending, and to the best knowledge of the Company there is not threatened in writing, any litigation, action, suit or proceeding: (i) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (ii) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his or her employment with any of such person's former employers. In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having any material adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

          2.9. COMPLIANCE WITH LAW.  To its knowledge, the Company is in
               -------------------
compliance in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.

          2.10.  FINANCIAL STATEMENTS.  Attached hereto as Schedule 2.10 are the
                 --------------------
audited balance sheets of the Company at April 30, 1992, and the related statements of income and retained earnings and changes in financial position, including the notes thereto, of the Company for the periods then ended, and the unaudited balance sheet of the Company at April 30, 1993 and the related statements of income for the period then ended. The financial statements referred to above have been prepared in conformity with generally accepted accounting principles consistently applied subject in the case of the interim statements to normal year-end audit adjustments, and each balance sheet fairly presents the financial condition of the Company as of its date and each statement of income fairly presents the results of operations of the Company for the period covered thereby.

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS.  Each
          ----------------------------------------------------------
Investor hereby severally represents and warrants to, and agrees with, the Company as follows effective as of the delivery of the Purchase Price:

          3.1.   INVESTMENT INTENT.  Each Investor is acquiring the Preferred
                 -----------------
Shares (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933. Each Investor consents to the placement of the following legend on each certificate representing the Preferred Shares and on each certificate representing the Conversion Shares:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A

          WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

          3.2. RESTRICTED SECURITIES.  Each Investor understands that the
               ---------------------
Preferred Shares (and any Conversion Shares) have not been registered under the Securities Act of 1933 for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act of 1933 and that the reliance of the Company on such exemption is predicated in part on such Investor's representations set forth herein. Each Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment. Such Investor was not formed solely for the purpose of investing in the Company. Each Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

     Each Investor understands that the Preferred Shares (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares (or the Conversion Shares) or an available exemption from registration under the 1933 Act, the Preferred Shares (and any Conversion Shares) must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act of 1933 are not presently available, the Company has not covenanted to make the benefits of such Rule available, and the Company has no present plans to make the benefits of such Rule available.

     4.   DELIVERIES OF THE COMPANY.  On the Closing Date, as a condition to the
          -------------------------
Investors' obligation to pay the Purchase Price provided under Section 1.2 hereof, the Company will deliver to the Investors executing this Agreement the following:

          (A) an opinion of counsel to the Company, Fenwick & West, addressed to the Investors, in form and substance satisfactory to the Investors;

          (B) copies of certified resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

          (C) a stock certificate registered in the name of such Investor representing the Preferred Shares purchased by such Investor in consideration of the Purchase Price therefor; and

          (D) a certificate signed by the President or Vice President of the Company that the representations and warranties in Section 2 are true and correct as of the Closing Date.

     5.   DELIVERIES OF THE COMPANY UPON SUPPLEMENTAL CLOSING.  As a condition
          ---------------------------------------------------
to the obligations of DBDI to pay the Purchase Price for the Preferred Shares purchased in the Supplemental Closing, if any, the Company will deliver to DBDI all documents required to be delivered to the Investors on the Closing Date pursuant to Section 4 hereof.

     6.   1989 AGREEMENT AND STOCKHOLDERS AGREEMENT.
          -----------------------------------------

          (A) The holders of Preferred Shares purchased hereunder and the Conversion Shares shall be entitled to all the rights and benefits of holders of Preferred Shares under Sections 4, 5, 8 and 10 of the 1989 Agreement, provided that with respect to the provisions of Sections 5.6, 8 and 10 of the 1989 Agreement and any consents under the 1989 Agreement requiring the consent of the holders of a majority of the Series A Stock, Series B and Series C Stock, the Preferred Shares sold hereunder will participate pari passu as a single class with the shares of the Series A Stock sold under the 1989 Agreement, the shares of the Series A Stock sold under the 1991 Agreement (and converted to Series B Stock upon the effectiveness of the filing of the Company's Amended Certificate of Incorporation on June 5, 1992), and the shares of Series C Stock sold under the 1992 Agreement on an as-converted to Common Stock basis. Section 14.8 of the 1989 Agreement is hereby amended to include as Registrable Securities all Preferred Shares and Conversion Shares issued pursuant to this Agreement. The Investors that are holders of Series A Stock, Series B Stock and Series C Stock, on behalf of themselves as holders of a majority of the outstanding Series A Stock, Series B Stock and Series C Stock, hereby waive the provisions of Sections 5.6 and 10 of the 1989 Agreement, and consent, pursuant to Section III(6)(b) of the Certificate of Incorporation, to the extent necessary to permit the issuance of the Preferred Shares hereunder.

          (B) Each Investor hereunder which is not a party to the Stockholders' Agreement dated as of June 1, 1989 by and among the Company and its shareholders, as amended (the "Stockholders' Agreement"), hereby agrees to become a party to, and to be bound by all the provisions of, such agreement as if such Investor was a Shareholder as defined in the Stockholders' Agreement.

          (C) Pursuant to Section 14 of the Stockholders' Agreement, the Investors, constituting the holders of a majority of the Company's outstanding Preferred Stock and the holders of at least 60% of the Company's outstanding Common Stock, amend the Stockholders' Agreement to: (i) add the following to the last sentence of Section 7 thereof: "and of that certain 1993 Preferred Stock Purchase Agreement and Amendment to 1989 Stock Purchase Agreement and Stockholders' Agreement among the Company and certain investors;" (ii) add each Investor who is not a party to the Stockholders' Agreement and the Preferred Shares to Annex A thereto;

and (iii) provide that the definition of "Securities" includes all securities received in exchange for or upon conversion, exercise or in replacement of the Preferred Shares listed on Schedule A.

          (D) The Investors, on behalf of themselves as holders of Series A Stock, Series B Stock and Series C Stock, hereby waive their right to receive any additional shares of Common Stock upon any conversion of their Series A Stock, Series B Stock and Series C Stock as a result of the application of
Section III(4)(g) of the Certificate of Incorporation to the issuance of the Preferred Shares hereunder.

     7.   NO BROKERS.
          ----------

          Each of the Company, on the one hand, and the Investors, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his representing or being retained by the Investors, the Investors agree to indemnify and save harmless the Company in respect of such claim. In the event of a claim by any broker or finder based upon his representing or being retained by the Company, the Company agrees to indemnify and save harmless the Investors in respect of such claim.

     8.   SURVIVAL OF REPRESENTATIONS.
          ---------------------------

          All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Investors or on their behalf for a period of six months from the date hereof.

     9.   MISCELLANEOUS PROVISIONS.
          ------------------------

          9.1. CONSTRUCTION AND ENFORCEMENT.  This Agreement shall be governed
               ----------------------------
by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws. The Company agrees that it will not assert against any limited partner of any Investor, in such person's role as a limited partner, any claim it may have under this Agreement by reason of any failure or alleged failure by any Investor to meet its obligations hereunder.

          9.2. NOTICES.  All notices hereunder shall be in writing and shall be
               -------
deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

     TO THE COMPANY:

          TSI International Ltd.
          45 Danbury Road
          Wilton, Connecticut 06897
          Attn:  Constance Galley, President

     -WITH A COPY TO

          Fenwick & West
          Two Palo Alto Square
          Palo Alto, California 94306
          Attn:  Mark C. Stevens, Esquire

     TO THE INVESTORS:

          To the addresses set forth on Schedule A

; provided, however, that any notice of change of address shall be effective only upon receipt.

          9.3. ASSIGNMENT.  This Agreement shall be binding upon and inure to
               ----------
the benefit of the Company, the Investors and the respective successors and permitted assigns of the Investors. The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their respective rights and obligations hereunder. A person to whom all or a part of the Investor's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder. The rights and powers of the Investors hereunder are granted to the Investors as owners of the Preferred Shares and the Conversion Shares, if any. Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning the same number of shares has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or any Conversion Shares; provided, that no such transferee shall be entitled to the benefits of Sections 4, 5, 8 or 10 of the 1989 Agreement unless such transferee is also a Qualified Investor as defined therein.

          9.4. AMENDMENTS AND WAIVERS.  This Agreement and all exhibits and
               ----------------------
schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of not less than 50% of the issued and outstanding Preferred Shares and Conversion Shares.

          9.5. COUNTERPARTS.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          9.6. HEADINGS.  The headings in this Agreement are for reference
               --------
purposes only and shall not constitute a part hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              TSI INTERNATIONAL LTD.

                              By: /s/ Constance Galley
                                 ---------------------------------
                              Title:
                                    ------------------------------

     INVESTORS:

                              WARBURG, PINCUS CAPITAL COMPANY, L.P.


                              By:  Warburg, Pincus & Co.,
                                   General Partner

                              By: /s/ Stewart Gross
                                 ---------------------------------
                                   Partner


                              VANGUARD ATLANTIC LTD.


                              By: /s/ Ernest Keet
                                 ---------------------------------
                              Title:
                                    ------------------------------

                              D & B DIVESTITURE, INC.


                              By: /s/ Dennis Sisco
                                 ---------------------------------
                              Title:
                                    ------------------------------

                              FSC CORP.

                              By:  /s/ Jay Massimo
                                 ---------------------------------
                              Title:
                                    ------------------------------


                              JOHN J. PENDRAY

                              /s/ John Pendray
                              ------------------------------------

                              CONSTANCE F. GALLEY

                              /s/ Constance Galley
                              ------------------------------------

                              ROBERT H. BOUTON

                              /s/ Bob Bouton
                              ------------------------------------

                              DAVID M. RAYE

                              /s/ David Raye
                              ------------------------------------

                              PAUL A. LEMME

                              /s/ Paul Lemme
                              ------------------------------------


                     No exhibits or schedules are attached